Exhibit 10.21

                              EMPLOYMENT AGREEMENT

         This AGREEMENT, dated as of January 19, 2000 and to be effective as of and after the Effective Time (as defined in that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") among Omega Research, Inc., onlinetradinginc.com corp., Online Trading Group, Inc. ("Newco"), Omega Acquisition Corporation and Onlinetrading Acquisition Corporation, is by and between onlinetradinginc.com corp., a Florida corporation ("Employer"), and Farshid Tafazzoli ("Employee").

                              Preliminary Statement

         1. This Agreement to be effective as of and after the Effective Time covers various subjects, including (i) protection of Employer's trade secrets and confidential information, (ii) non-solicitation of Employer's customers, licensees, independent contractors, consultants and employees, (iii) restrictions on Employee's ability to compete with Employer or participate in competitive businesses both during and after Employee's employment, (iv) ownership of work product developed in whole or in part by Employee, (v) misuse of trade secrets or confidential information belonging to others and interference with rights of others, (vi) the full-time, exclusive nature of Employee's employment commitment, and (vii) unfair business practices. Each of these subjects is equally important, and if Employee accepts employment or continued employment with Employer, Employee is agreeing to faithfully and fully observe all covenants and agreements set forth below relating to each subject addressed, without exception.

         2. Employee has been informed by Employer, and understands, that (a) Employer has developed and owns, as a result of substantial effort and expense on the part of Employer, valuable trade secrets and other valuable confidential business information to which Employee has and/or will have substantial access,
(b) Employee has developed and/or will be developing important and substantial relationships with other valuable employees of Employer and/or with certain of Employer's customers, licensees, independent contractors, consultants, strategic partners, vendors and/or other third parties having dealings or contractual relationships with Employer, and (c) Employer has devoted and/or will be devoting substantial efforts and expense to train Employee to perform Employee's employment duties, which has resulted (or, if this is a new employment, assuming it continues, will likely result) in the development by Employee of specialized and valuable skills, knowledge and abilities.

         3. In light of all of the foregoing, in order to protect Employer's legitimate business interests, including its goodwill with its customers, licensees, independent contractors, consultants, strategic partners, vendors, other third parties having dealings or contractual relationships with Employer, and other employees and Employer's trade secrets, and as a condition to Employee's employment with Employer (or, if Employee is already employed by Employer, as a condition to Employer agreeing to continue to employ Employee), Employee has agreed to make for the benefit of Employer the reasonable covenants and agreements set forth below. As an employee of

Employer, Employee agrees to observe all of the provisions of this Agreement, as well as all other rules and policies that Employer may announce from time to time.

         NOW, THEREFORE, it is agreed as follows:

         1.       POSITION AND COMPENSATION

                  Employee will be employed in the position and at the annual base salary and with an annual discretionary bonus as described in the attached Schedule A, which may be changed or modified hereafter from time to time.

         2.       BENEFITS

                  Employee will be offered all group benefits, if any, made available by Employer to its employees generally and to employees in similar positions as Employee, and Employee will be eligible to be considered for bonuses, all of which are subject to change by Employer at any time and from time to time.

         3.       CONTINUED EMPLOYMENT OF EMPLOYEE

                  (a) Term of Employment. The term of employment hereunder shall commence on the Effective Time and shall end on the day preceding the second anniversary date of the Effective Time, subject to earlier termination as hereinafter provided (the "Employment Term"). After the expiration of the Employment Term unless extended in writing by mutual agreement of the parties hereto, the employment relationship thereafter will continue as employment "at will" and, accordingly after the expiration of the Employment Term, Employee and Employer will be each free to terminate such employment relationship at any time, for any reason, with or without notice or cause. Employer may terminate Employee's employment under this Agreement at any time, without prior notice, for "due cause" upon the good faith determination by the Board of Directors of Employer (the "Board"), which will be the parent of Employer, that "due cause" exists for the termination of the employment relationship. The term "due cause" shall mean any of the following events: (i) any intentional misapplication by Employee of Employer's funds or any fraud committed by Employee upon Employer; or (ii) Employee's conviction of a crime involving moral turpitude or a felony, or (iii) Employee's breach, non-performance or non-observance of the terms of this Agreement which is not cured (if curable) within ten (10) days of Employee's receipt of written notice thereof; or (iv) any other action by Employee involving willful and deliberate malfeasance or gross negligence in the performance of Employee's duties, responsibilities and agreements; or (v) Employee's death; or (vi) Employee's disability or mental or physical incapacity resulting in his inability to substantially perform all of his duties and responsibilities for Employer for a period of at least ninety (90) consecutive days. During the Employment Term, Employer may also terminate the employment of Employee other than for "due cause" provided that in such event Employee shall be entitled to receive the remaining base salary payments due hereunder for the remainder of the Employment Term, but in no event less than three months' base salary, and any accrued and unpaid bonus. In the event of such termination for other than "due cause," all other rights and benefits Employee may have under the employee and/or executive benefit plans and arrangements of

Employer generally shall be determined in accordance with the terms and conditions of such plans and arrangements. The parties acknowledge and agree that during the Employment Term, Employer shall not (i) decrease Employee's annual base salary, (ii) materially diminish Employee's duties and responsibilities or (iii) require Employee to relocate on a full time basis from outside the geographic area comprised of Broward and Palm Beach Counties in the state of Florida (the "Geographic Area").

                  (b) Change in Control. Notwithstanding anything to the contrary contained in this Agreement, if a "Change in Control" (as defined below) of Employer occurs and, during the Employment Term Employee's duties and responsibilities are materially diminished or Employee is required to relocate on a full time basis from outside of the Geographic Area, Employee may terminate employment upon 30 days prior written notice to Employer and shall be entitled to receive the remaining base salary payments due hereunder for the remainder of the Employment Term, but in no event less than three months' base salary, and any accrued and unpaid bonus payable in a lump sum within 30 days after the date of termination. For the purposes of this Agreement, the term "Change in Control" of Employer shall be defined as and shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) directly or indirectly of securities of Employer or Newco representing 50% or more of the combined voting power of Employer's or Newco's then outstanding securities (as the case may be), (ii) the Board ceases to consist of a majority of Continuing Directors (as defined below) or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date for the most recent acquisition by such person or group of persons, has acquired) gross assets of Employer that have an aggregate market value greater than or equal to over 50% of the fair market value of all of the gross assets of Employer immediately prior to such acquisition or acquisitions. For purposes of this Agreement, a "Continuing Director" shall mean a member of the Board who either (i) is a member of the Board immediately after the Effective Time of the merger in connection with which this Agreement is being executed and delivered or (ii) is nominated or appointed to serve as a director by a majority of Continuing Directors (including those nominated or appointed pursuant to this clause (ii)) prior to such acquisition or acquisitions.

         4.       EMPLOYMENT AS SOLE OCCUPATION

                  Employee agrees to devote Employee's full business time, attention, skill and effort exclusively to the duties that Employer assigns to Employee from time to time. Employee agrees that Employee may not engage in any business activities or render any services of a business, commercial or professional nature, whether or not for compensation, for the benefit of anyone other than Employer, unless Employer has given its consent in writing in advance; provided, however, that this Section shall not preclude Employee from
(i) engaging in any activities that are solely personal or social in nature or
(ii) serving on boards of directors of not-for-profit organizations, and, in all events, that are not a source of secondary income and will not impede the performance of his duties and responsibilities hereunder.

         5.       NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                  (a) Confidential Information. Employee acknowledges that Employee has been informed by Employer that it is Employer's policy and the policy of its parent company, subsidiaries and affiliates (hereinafter "the Companies") to maintain as secret and confidential all information and materials (whether or not stamped or marked "Confidential" or bearing some other indicia of confidentiality) relating to (i) the financial condition, operations and business interests, objectives, plans and strategies of the Companies, (ii) the systems, know-how, records, products, product plans, product designs, marketing plans, specifications, drawings, product development, services, cost information, inventions, computer programs, technology, marketing and sales strategies, techniques and/or programs, trading and investment strategies and analysis, formulae, methods, methodologies, manuals, customer lists and other trade secrets from time to time acquired, sold, developed, maintained and/or used by the Companies, (iii) the nature and terms of the Companies' relationships with their customers, licensees, suppliers, lenders, underwriters, stock exchanges, clearing brokers, vendors, consultants, independent contractors, strategic partners, other third parties having dealings or contractual relationships with the Companies, attorneys, accountants and employees, and (iv) any proposed public or private offering of the Companies (all such information and materials are collectively referred to as "Confidential Information").

                  (b) Prohibited Disclosure. Employee agrees that Employee will not directly or indirectly at any time (including after the date on which Employee's employment terminates) divulge or disclose for any purpose (except as specifically authorized by the Companies) to any persons, firms, corporations or other entities (collectively, "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except in the capacity of an employee of Employer pursuant to any duties in the course and scope of his employment. "Confidential Information" does not include information that, at the time of disclosure, is part of the public domain or is generally known in the Companies' respective industries without the fault or carelessness of Employee, or information which Employee can demonstrate was known to or developed by Employee prior to the date of Employee's commencement of employment with any of the Companies without reliance upon or use of Confidential Information. If Employee is required by order of a court or other governmental or self-regulating authority to disclose any Confidential Information, Employee shall immediately notify Employer so that Employer and/or the other Companies may attempt to obtain an appropriate protective order, and, in all events, Employee shall only disclose the portion of the Confidential Information required by such order to be disclosed.

                  (c) Employer's Materials. Employee further agrees that (i) Employee will at no time transfer, electronically transmit or remove from the premises of Employer any products, prototypes, drawings, designs, specifications, notebooks, software programs or disks, tapes or similar containers of software, e-mail, manuals, data, books, records, materials or documents of any kind or description containing Confidential Information for any purpose unconnected with the strict performance of Employee's duties with Employer, and (ii) upon the termination of Employee's employment with Employer for any reason, Employee shall immediately deliver or cause to be delivered to Employer any and all such drawings, designs, specifications, notebooks, software programs or disks, tapes or similar containers of software, e-mail, manuals, data, books, records, materials and other documents and materials (and all copies thereof) in Employee's possession or under Employee's control relating to any Confidential Information or any other materials which are the property of Employer.

                  (d) Employee's Acknowledgment. Employee acknowledges that Employee is aware that Employee may be subject to severe criminal penalties (including fines and lengthy imprisonment) under both federal and state law, including Title 18, Sections 1831, et. seq. of the United States Code (The Economic Espionage Act of 1996) and Section 812.081, Florida Statutes, as well as substantial civil liability, for (i) stealing, or without Employer's permission, taking, misappropriating or concealing, or by fraud or deception procuring, trade secrets, as defined therein, or (ii) without Employer's permission, receiving, possessing, altering, destroying, copying, sending, downloading, uploading or conveying trade secrets or other Confidential Information. Employee further acknowledges that any person or entity to whom trade secrets or other Confidential Information are given by Employee may also become subject to severe criminal penalties and civil liability.

         6.       COVENANT-NOT-TO-COMPETE

                  (a) Covenant-Not-to-Compete. Employee covenants and agrees that, during Employee's employment with Employer and for a period of two (2) years after the date Employee ceases for any reason to be employed by Employer, Employee shall not, directly or indirectly (as defined below) in any capacity,
(i) market, sell, provide or license, or be involved in the marketing, sale, provision or licensing of, any Financial Market Data Software Products or Software-Related Services (as defined below) to any person or entity who is or was a distributor, retailer, reseller, licensee, subscriber, or customer of Employer or any of the other Companies at any time during Employee's employment with Employer and for or to whom Employer or any of the other Companies has performed such services or sold or licensed such products at any time during the one-year period ending on Employee's termination of employment, or (ii) engage or participate in any venture, enterprise, activity or business which involves the sale, licensing, performance or provision of Financial Market Data Software Products or Software-Related Services, in whole or in part via electronic commerce, telemarketing, telecommunication, cable, the Web or the Internet, anywhere within the world. "Financial Market Data Software Products or Software-Related Services" means (A) software products and/or services (including, without limitation, all browser based and other Internet related applications) which (1) collect or deliver financial market data (including but not limited to stocks, bonds, options, futures, commodities, other securities and/or fundamental company data), and/or (2) supply financial data to support online investing and trading, including in the form of financial Web sites and communities, and Internet-delivered streaming or other market data services; and/or (3) are or can be used to make, review or devise investment analyses or strategies, including, without limitation, charting, technical analysis and/or trading or investment strategy design, testing and/or automation and/or (B) securities brokerage services (including, without limitation, in connection with revenue sharing arrangements) and trading and other investment services and services and products ancillary to any such securities brokerage, trading or other investment services; provided, however, that "Financial Market Data Software Products or Software-Related Services" shall not include the activities specifically set forth on Schedule B annexed hereto. Employee acknowledges that the businesses of Employer and the other Companies are international in scope, that, due to the electronic and telephonic nature of Employer's and such other Companies' businesses and the nature of Employer's and such other Companies' licensees and customers, one could effectively compete with such business from nearly anywhere in the world, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's trade secrets and other legitimate business interests.

                  (b) Definition of "Directly or Indirectly." For purposes of
Section 6(a), "directly or indirectly" means to engage or participate in any venture, enterprise, activity or business which is materially involved (as hereinafter defined) in the marketing, selling, licensing or provision of Financial Market Data Software Products or Software-Related Services, passively (except for passive investments in publicly-traded companies) or actively, as a sole proprietor or owner, director, officer, shareholder, partner, member, consultant, independent contractor, advisor, participant, employee or agent or in any other manner. For purposes hereof, "materially involved" means that the venture, enterprise, activity or business directly or indirectly or together with any of its subsidiaries, affiliates or partners or through strategic alliances or any specific division or business unit of any such venture, enterprise, activity or business either (1) derives in any year 5% or more of its gross revenue from Financial Market Data Software Products or Software-Related Services or (2) incurs in any year 5% or more of its expenses (operating and/or capital) in connection with or as a result of Financial Market Data Software Products or Software-Related Services.

                  (c) Payment for Covenant-Not-to-Compete. Employer and Employee both believe that, due to the specialized nature of Employer's and the other Companies businesses, it would not be difficult for Employee, upon termination of Employee's employment, to find gainful employment or have other business pursuits which are not violative of the restrictions set forth above, as there are several industries and lines of business in which Employee could work which are dissimilar to, and not competitive with, Employer's business. However, Employer understands that such restrictions may limit Employee's new employment options following a termination of Employee's employment with Employer. Accordingly, if following termination of employment with Employer, Employee is offered a position which, if accepted, would violate the restrictive covenants set forth above, Employer will either (i) consent to Employee accepting employment restricted by subsection (a) above, or (ii) not consent, but pay Employee additional consideration for Employee remaining bound by such restrictions. In order to receive the benefit of these provisions, Employee must be and remain in compliance with all provisions of this Agreement, and must comply with the following procedures. Upon Employee's receipt of a written offer of employment which Employee desires to accept and which, if accepted, would constitute a violation of subsection (a) above, Employee shall promptly notify Employer of such offer and provide to Employer a copy thereof together with a written statement explaining in reasonable detail Employee's job responsibilities at the new employment. Within ten (10) days following the date that Employer has been given a copy of such offer and written statement, Employer will notify Employee that either (x) Employer consents to Employee accepting such new employment (but such consent shall extend only to the job responsibilities described in the written statement and shall not under any circumstances authorize Employee to disclose or use any Confidential Information or to fail to comply with any other provision of this Agreement), or (y) Employee may not accept the new employment. If Employer decides that Employee may not accept the new employment, Employer shall pay to Employee each month an amount equal to 1/24th of Employee's annual base salary in effect at the date of termination of Employee's employment in excess of any other severance payments being received by Employee hereunder upon termination of employment (including, without limitation, pursuant to Section 3(a) or 3(b) hereof) less applicable federal and state withholding ("Additional Monthly Payments"). Such Additional Monthly Payments will cease at the end of the 24th month following the date of Employee's termination of employment, provided that, if Employee commences other full-time employment during such 24-month period, such Additional Monthly Payments shall cease upon the commencement of such new employment. Employee shall promptly notify Employer if Employee accepts any such new employment. If Employee fails to notify Employer of new full-time employment and continues to accept Additional Monthly Payments from Employer after commencing new full-time employment, Employee shall be obligated to repay to Employer all Additional Monthly Payments received from Employer pursuant to these provisions.

         7.       NON-SOLICITATION AGREEMENT

                  (a) Non-solicitation of Other Personnel. Employee acknowledges that Employer devotes substantial time, effort and expense to the recruitment, selection, training, development and promotion of talented individuals for positions of significant responsibility with Employer. Employee further acknowledges that it would be unfair to use Employee's familiarity with Employer's business and other employees and Employer's independent contractors and consultants to participate, directly or indirectly, in any activities designed to cause any of Employer's other employees to leave Employer's employ or to cause any of Employer's independent contractors or consultants to cease performing services for Employer. Accordingly, Employee covenants and agrees that, during Employee's employment with Employer and for a period of two (2) years after the date Employee ceases for any reason to be employed by Employer, Employee shall not, directly or indirectly, solicit the services of or recruit, whether on Employee's own behalf or on behalf of others, any of the following types of employees, independent contractors or consultants of Employer: (i) executives, managers, supervisors or department directors; (ii) technicians, engineers, programmers, designers, developers or information, Web or Internet services workers (whether employees, independent contractors or consultants);
(iii) product, project or task managers or supervisors (whether employees, independent contractors or consultants); (iv) sales, marketing, public or customer relations personnel or consultants; (v) brokers, traders, securities associates or salespersons or other similar types of personnel; (vi) financial or accounting services personnel or consultants; (vii) legal personnel; (viii) customer support personnel or consultants; or (ix) human resources personnel; provided, however, that such provision does not apply to Employee's attorneys, accountants, investment bankers and other professional advisors; or otherwise persuade or cause, or attempt to persuade or cause, any such employee, independent contractor or consultant to leave Employer's employ or cease performing services for Employer.

                  (b) Damages for Breach. Employee acknowledges that breach or violation of this covenant would cause substantial damages to Employer. Employee agrees that, in the event of a breach or violation of this covenant of non-solicitation, Employee will be liable to compensate Employer for all damages, including, without limitation, consequential damages, not limited to lost profits, expense incurred to replace the employee or business relationship, finder's fees, sign-on bonuses, and compensation, remuneration and/or benefits premiums paid to employees, independent contractors and consultants to secure their services or to replace the lost business relationship(s). The payment of such damages shall not limit, impair or diminish Employer's right to seek and obtain (x) any appropriate equitable relief (including but not limited to specific performance, temporary restraining order and temporary and permanent injunction), (y) other monetary relief, and other relief, at law or in equity, for other causes of action which may have resulted from Employee's breach or violation (such as intentional interference with contractual or business relations in the event an employee is solicited by Employee for a competitive position and such employee is subject to a covenant-not-to-compete), or (z) monetary and other relief, at law or in equity, from or against persons or entities other than Employee.

         8.       EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 5, 6 AND 7

                  In addition to the remedies referred to in Section 7(b) above, Employee agrees that if Employee breaches or violates any of Employee's covenants or agreements in Sections 5, 6 and 7 hereof, Employer shall be entitled to an accounting and repayment of any and all profits, compensation, commissions, payments and benefits which Employee directly or indirectly has realized and realizes as a result of, or in connection with, any such breach or violation. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 5, 6 and 7 hereof, Employer shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without, unless otherwise required by statute, being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Employee. Employer shall be entitled to such injunctive or other equitable relief in addition to any ascertainable damages which are suffered. It is understood that resort by Employer to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer may have with respect to such breach or violation.

         9.       REASONABLENESS OF RESTRICTIONS

                  (a) Reasonableness. Employee acknowledges that any breach or violation of Sections 5, 6 and 7 hereof will likely cause irreparable injury and damage to Employer and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 5, 6 and 7 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including the time period, geographical limits and scope of activity restricted) are fair and reasonable and do not impose a greater restraint than is necessary for the protection of the trade secrets, goodwill and other legitimate business interests of Employer.

                  (b) Severability. Employee understands and intends that each provision and restriction agreed to by Employee in Sections 5, 6 and 7 hereof be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 5, 6 and 7 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction (which a court, in lieu of striking a provision entirely, is urged by the parties to do), the remaining provisions and restrictions shall continue to be valid and enforceable as though the invalid or unenforceable provision or restriction had not been included. In the event that any such provision relating to time period, geographical limits or scope of activity restricted (collectively "Limitations") shall be declared by a court of competent jurisdiction to exceed the maximum or permissible Limitations such court deems reasonable and enforceable, Limitations shall be deemed to become and shall then be the maximum Limitations which such court deems reasonable and enforceable.

                  (c) Survivability. The restrictions, acknowledgments, covenants and agreements of Employee set forth in Sections 5, 6, 7, 8, 9, 10, 14, 15, 16, 17 and 18 of this Agreement shall survive any termination of Employee's employment (for any or no reason, including expiration of the Employment Term).

         10.      OWNERSHIP OF WORK DEVELOPED IN WHOLE OR IN PART BY EMPLOYEE

                Employee covenants and agrees with Employer that any and all formulae, devices, patterns, know-how, technology, computer programs, documentation, processes, lists, compilations, literature, inventions, methodologies, techniques and other work product ("Work") created or developed in whole or in part by Employee (whether alone or in cooperation with others) while an employee of Employer, if created or developed in whole or in part (i) on Employer's premises, or (ii) during Employee's normal working hours, or
  (iii) with the use of Employer's resources, or (iv) based upon Employee's access to or knowledge of Confidential Information, no matter what such Work relates to or is about, shall immediately be disclosed by Employee to Employer and is and shall be solely Employer's property. Employee further covenants and agrees with Employer that any Work created or developed in whole or in part by Employee (whether alone or in cooperation with others) during the term of Employee's employment, even if wholly developed or created off Employer's premises, on Employee's own time, and without use of Employer's resources or Confidential Information, if related to Employer's or any of the other Companies' businesses, shall immediately be disclosed by Employee to Employer and is and shall be solely Employer's property. In all such cases, Employee agrees that Employer is the "person for whom the work was prepared" for the purposes of determining authorship of any copyright in the Work, and all of the Work shall be deemed "work made for hire" as that term is defined in
  Section 101 of the U.S. Copyright Act. In addition, all inventions, discoveries, improvements, trade secrets, trademarks, service marks, trade dress, know-how, names, ideas and other proprietary rights and intellectual property rights, whether or not patentable, embodied in, represented by, incorporated in, part of, or relating to any of the Work (collectively, "Other Intellectual Property Rights") are, and shall be, as between

  Employer and Employee, the property of solely Employer, and, so there will be no doubt, Employee hereby assigns to Employer and its successors and assigns all of Employee's right, title and interest in and to all Other Intellectual Property Rights. If, for any reason, any of the Work is determined not to be a "work made for hire" under U.S. law or the law of any other jurisdiction, Employee agrees to assign, and does hereby assign, to Employer and its successors and assigns all of Employee's right, title and interest in and to all copyrights in all of the Work. Employee shall execute and deliver to Employer from time to time upon Employer's request such confirmatory assignments, instruments and other documents so as to evidence and confirm full record and beneficial ownership of Employer in all such Work. Employee hereby irrevocably appoints Employer as Employee's attorney-in-fact for the purpose of signing and delivering such assignments, instruments and other documents, such appointment being coupled with an interest. "Work" does not include works or inventions which do not relate to Employer's business and are wholly created or developed by Employee off Employer's premises, on Employee's own time and without use of Employer's resources or Confidential Information.

         11.      NON-INTERFERENCE WITH THIRD-PARTY RIGHTS

                  By signing this Agreement, and accepting employment or continued employment with Employer, Employee is representing and warranting to Employer that (a) Employee is free to accept or continue employment with Employer, meaning that Employee has no contractual or other commitments which restrict Employee from performing Employee's employment duties to the fullest extent, and (b) only Employer is entitled to the benefit of Employee's work and efforts. Employer advises Employee that Employer has no interest in using any other person's patents, copyrights, trademarks, trade secrets or confidential or proprietary information ("Intellectual Property Rights") in an unlawful manner, and Employee agrees that Employee will not, in performing Employee's employment duties, make use of any Intellectual Property Rights belonging to another which Employer has no right to use. If Employee has any doubt about whether Employee is misusing Intellectual Property Rights of another, Employee shall promptly notify the General Counsel of Newco ("General Counsel"), so that General Counsel can ensure that Employer may investigate and make the appropriate decision.

         12.      VIOLATION OF POLICIES BY OTHER EMPLOYEES

                  Many, if not most, of Employer's employees are or will be required to sign this Agreement (or a similar agreement) as a condition of employment or continued employment with Employer. If Employee becomes aware that any other employee of Employer is violating any provisions of this Agreement, Employee shall promptly report such violation to the General Counsel. The information provided, and its source, will be treated confidentially to the extent possible in the circumstances. While Employer understands that it is not always easy or pleasant to report wrongdoings of a co-worker, it is critically important that these provisions be observed by Employee, as violations of this Agreement may cause substantial and irreparable harm to Employer's business which would cause all employees of Employer to suffer.

         13.      UNFAIR BUSINESS PRACTICES

                  If, during Employee's employment with Employer, Employee learns or suspects that any unfair or questionable business practice may be occurring, Employee shall advise the General Counsel promptly. This obligation is intentionally broad and general because it is difficult to anticipate all possible circumstances, and Employee should resolve all doubts by reporting the information in question to the General Counsel. In particular, if Employee receives an offer of any kind (kickbacks, job offers, gifts, offers of money in exchange for information, etc.) from any outside party or another employee of Employer, Employee shall immediately notify Employer and provide all information relating to such offer; provided, however, that this provision shall not require Employee to report a bona fide job offer that is not received in exchange for Employer's or other Companies' information or in connection with any questionable, improper or illegal purpose. No gift, favor, offer, benefit, promise to pay or other thing of value shall be offered, made or authorized by Employee for any questionable, improper or illegal purpose, nor shall any bribe or kickback be offered, made or authorized by Employee, directly or indirectly, regardless of motive, to or for the benefit of any customer, supplier or other person or entity doing business with Employer or any of the other Companies, or any employee or agent thereof, or to or for the benefit of any governmental official or employee.

         14.      LAW APPLICABLE

                  This Agreement shall be governed by and construed pursuant to the laws of the State of Florida. In the event of a dispute, exclusive venue shall be in the state or federal courts for Miami-Dade County, Florida.

         15.      SUCCESSION

                  This Agreement shall inure to the benefit of the parties and their respective heirs, administrators, legal representatives, successors (by merger or otherwise) and assigns and shall be binding upon the parties and their respective heirs, administrators, legal representatives and successors; however, this Agreement may not be assigned by Employee.

         16.      NO WAIVER

                  A waiver of any breach or violation of any term, provision or covenant contained in this Agreement shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be effective or binding.

         17.      PRIOR OR SEPARATE AGREEMENTS

                  This Agreement contains the entire agreement between Employer and Employee as of and after the Effective Time in Employee's capacity as an employee of Employer concerning its subject matter, and supersedes as of and after the Effective Time all prior and contemporaneous agreements, written or oral, including, without limitation, that certain Employment Agreement made as of February 1, 1999, between Employer and Employee, except that (i) any preexisting or prior agreements regarding confidentiality, non-solicitation, inventions, work product, proprietary rights, trade secrets and non-competition shall survive to the extent necessary to allow Employer maximum protection for its trade secrets, confidential information, goodwill and employee, licencee, independent contractor, consultant, distributor, retailer, reseller, customer and other business relationships and (ii) this Agreement and the covenants and agreements set forth herein are separate and independent of any Non-Competition and Non-Disclosure Agreement that has been executed and delivered by Employee concurrently herewith and the covenants and agreements set forth therein and, accordingly, no pursuit or enforcement of any particular right, power, privilege or remedy under this Agreement or such Non-Competition and Non-Disclosure Agreement (as the case may be) at any particular time or from time to time, singly or together with others, or any partial exercise thereof, shall operate as a waiver of, or preclude the exercise or availability of, any right, power, privilege or remedy of Employer under this Agreement, such Non-Competition and Non-Disclosure Agreement or any other agreement (as the case may be).

         18.      ATTORNEY'S FEES

                  In the event either party hereto prevails in any dispute arising from or relating to this Agreement, the non-prevailing party will be liable for the prevailing party's reasonable and necessary attorneys' and paralegals' fees and expenses and court costs before and at trial, in any other proceedings and at all appellate levels.

         19.      EFFECTIVENESS

                  This Agreement shall be effective as of and after the Effective Time. In the event the Merger Agreement is terminated before the Effective Time, this Agreement shall be null and void and of no further force and effect.

                       [SIGNATURES ARE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the day and year first written above to be effective as of and after the Effective Time.

                                   EMPLOYEE:

      Director                                  March 30, 2001


                                   Signature: /s/ Farshid Tafazzoli
                                             ----------------------------------
                                   Print Name:    Farshid Tafazzoli
                                              ---------------------------------



                                   EMPLOYER:

                                   ONLINETRADINGINC.COM CORP.

                                   By: /s/ E. Steven zum Tobel
                                      -----------------------------------------
                                   Name:   E. Steven zum Tobel
                                         --------------------------------------
                                   Title:  President
                                          -------------------------------------

                                   SCHEDULE A

                            Position and Compensation

Position:                  Chief Information Officer of Employer and Vice
                           President of Newco

Annual Base Salary:        $200,000

Bonus: Employee will be eligible for an annual discretionary bonus as, when and based on similar criteria that William R. Cruz and Ralph L. Cruz are so eligible and as otherwise determined by the Compensation Committee of the Board of Directors of Newco.

                                   SCHEDULE B

                              Permitted Activities

See attached list of activities.

                        Non-Compete Exceptions Schedule

Securities trading for registered or unregistered hedge funds or as a firm trader for a broker-dealer.

Auditing or other strictly accounting services for broker-dealers that provide no Internet-based services; Teacher of securities related subjects at a college or university; Owner of, and/or Instructor at, schools or seminars preparing students for securities licensing tests; Financial planning/estate planning services (including without limitation acting as a Registered Investment Advisor); Investment banking services for any industry or market segment.

Owning or operating a software development or similar company unrelated to the securities industry or to securities or financial market analysis.